SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                        Securities Exchange Act of 1934.

                                (Amendment No. )

Filed by the Registrant [x]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ]  Confidential,  for  Use  of the  Commission  Only  (as  permitted  by  Rule
     14a-6(e)(2)
[x]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-12

                               CORNERSTONE BANCORP
                (Name of Registrant as Specified In Its Charter)



     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
 [x]  No Fee Required.
      Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     1)   Title of each class of securities to which transaction applies:



     2)   Aggregate number of securities to which transaction applies:



     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:



     4)   Proposed maximum aggregate value of transaction:



     5)   Total fee paid



[ ]  Fee paid previously with preliminary materials



[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)   Amount Previously Paid:

     2)   Form, Schedule or Registration Statement No.:

     3)   Filing Party:

     4)   Date Filed:

                               CORNERSTONE BANCORP

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS


TO OUR SHAREHOLDERS:

NOTICE IS HEREBY GIVEN THAT the 2010 Annual Meeting of the Shareholders of Cornerstone Bancorp will be held at the offices of Cornerstone National Bank, 1670 East Main Street, Easley, South Carolina, on Tuesday, June 8, 2010, at 4:00 p.m., for the following purposes:

          (1)  To elect three directors to each serve a three year term; and

          (2) To act upon other such matters as may properly come before the meeting or any adjournment thereof.

         Only shareholders of record at the close of business on April 15, 2010, are entitled to notice of and to vote at the meeting. In order that the meeting can be held, and a maximum number of shares can be voted, whether or not you plan to be present at the meeting in person, please fill in, date, sign and promptly return the enclosed form of proxy.

         Returning the signed proxy will not prevent a record owner of shares from voting in person at the meeting.

         Included is the Company's 2010 Proxy Statement. Also included is the Company's 2009 Annual Report to Shareholders.

                             By Order of the Board of Directors



April 27, 2010              J. Rodger Anthony
                            President and Chief Executive Officer

                               CORNERSTONE BANCORP
                              1670 East Main Street
                          Easley, South Carolina 29640
                                 (864) 306-1444

                                 PROXY STATEMENT

         We are providing this proxy statement in connection with the solicitation of proxies by the Board of Directors of Cornerstone Bancorp for use at the Annual Meeting of Shareholders to be held at 4:00 p.m. on Tuesday, June 8, 2010, at the offices of Cornerstone National Bank, 1670 East Main Street, Easley, South Carolina. Throughout this Proxy Statement, we use terms such as "we," "us," "our" and "our Company" to refer to Cornerstone Bancorp and terms such as "you" and "your" to refer to our shareholders.

         A Notice of Annual Meeting is attached to this Proxy Statement, and a form of proxy is enclosed. We first began mailing this proxy statement to our shareholders on or about April 27, 2010. We are paying the costs of this solicitation. The only method of solicitation we plan to use, other than this proxy statement, is personal contact, including contact by telephone or other electronic means, by our directors and regular employees who will not be specially compensated for their efforts.

                                  ANNUAL REPORT

         The Annual Report to Shareholders covering our fiscal year ended December 31, 2009, including financial statements, is enclosed. Such Annual Report to Shareholders does not form any part of the material for the solicitation of proxies.

                                VOTING PROCEDURES

Voting

         If you hold your shares of record in your own name you can vote your shares by marking the enclosed proxy form, dating it, signing it, and returning it to us in the enclosed postage-paid envelope. If you are a shareholder of record, you can also attend the Annual Meeting and vote in person.

         If you hold your shares in street name with a broker or other nominee you can direct their vote by submitting voting instructions to the broker or nominee in accordance with the procedure on the voting card provided by the broker or nominee. Because of recent changes in rules that relate to broker voting, your broker or nominee is no longer permitted to vote your shares on election of directors unless you provide voting instructions. Therefore, to be sure your shares are voted, please instruct your broker or other nominee as to how you wish it to vote.

         If you hold your  shares  in  street  name you may  attend  the  Annual
Meeting, but you may not vote in person without a proxy appointment from a shareholder of record.

Revocation of Proxy

         If you are a record shareholder and execute and deliver a proxy, you have the right to revoke it at any time before it is voted. You may revoke the proxy by delivering to Jennifer M. Champagne, Chief Financial Officer, Cornerstone Bancorp, 1670 East Main Street, Easley, South Carolina 29640, or by mailing to Mrs. Champagne at Post Office Box 428, Easley, South Carolina 29641, an instrument which by its terms revokes the proxy. You may also revoke the proxy by delivering or mailing to us a duly executed proxy bearing a later date. Written notice of revocation of a proxy or delivery of a later dated proxy will be effective when we receive it. Your attendance at the Annual Meeting will not in itself constitute revocation of a proxy. However, if you are a record shareholder and you desire to do so, you may attend the meeting and vote in person in which case the proxy will not be used. If you hold your shares in street name with a broker or other nominee you may change or revoke your proxy instructions by submitting new voting instructions to the broker or other nominee.

Quorum and Voting

         At the close of business on April 15, 2010, there were outstanding 2,105,738 shares of our common stock (no par value). Each share outstanding will be entitled to one vote upon each matter submitted at the meeting. You are only entitled to notice of and to vote at the meeting if you were a stockholder of record at the close of business on April 15, 2010 (the "Record Date").

         A majority of the shares entitled to be voted at the annual meeting constitutes a quorum. If a share is represented for any purpose at the annual meeting by the presence of the registered owner or a person holding a valid proxy for the registered owner, it is deemed to be present for purposes of establishing a quorum. Therefore, valid proxies which are marked "Abstain" or "Withhold" and shares that are not voted, including proxies submitted by brokers that are the record owners of shares and that either choose not to vote or do not have authority to vote (so-called "broker non-votes"), will be included in determining the number of votes present or represented at the annual meeting. If a quorum is not present or represented at the meeting, shareholders entitled to vote, present in person or represented by proxy, have the power to adjourn the meeting from time to time. If the meeting is to be reconvened within thirty days, no notice of the reconvened meeting will be given other than an announcement at the adjourned meeting. If the meeting is to be adjourned for thirty days or more, notice of the reconvened meeting will be given as provided in the Bylaws. At any reconvened meeting at which a quorum is present or represented, any business may be transacted that might have been transacted at the meeting as originally noticed.

         If a quorum is present at the Annual Meeting, directors will be elected by a plurality of the votes cast by shares present and entitled to vote at the annual meeting. "Plurality" means that, if there were more nominees than positions to be filled, the individuals who received the largest number of votes cast for the positions to be filled would be elected as directors. Because the number of nominees for election at the 2010 Annual Meeting is the same as the number of positions to be filled, we expect that all three of the Board of Directors' nominees will be elected. Cumulative voting is not permitted. Votes that are withheld or that are not voted in the election of directors will have no effect on the outcome of election of directors. If a quorum is present, all other matters that may be considered and acted upon at the Annual Meeting will be approved if the number of shares of Common Stock voted in favor of the matter exceeds the number of shares of Common Stock voted against the matter.

Actions to be taken by the Proxies

         The persons named as proxies in the enclosed form of proxy were selected by our Board of Directors. When the form of proxy enclosed is properly executed and returned, the shares that it represents will be voted at the meeting. Unless the record shareholder specifies otherwise, each proxy will be voted "FOR" the election of the persons named in this Proxy Statement as the Board of Directors' nominees for election to the Board of Directors. In each case where the record shareholder has appropriately specified how the proxy is to be voted, it will be voted in accordance with such specifications. Our Board of Directors is not aware of any other matters that may be presented for action at the Annual Meeting of Shareholders, but if other matters do properly come before the meeting, the persons named in the proxy intend to vote on such matters in accordance with their best judgment.

                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

         The number of shares owned and the percentage of outstanding common stock such number represents at March 31, 2010, for all of our directors, nominees and the executive officers named in the Summary Compensation Table and for all persons who are currently beneficial owners of 5% or more of our common stock is set forth below.

Name of Beneficial Owner                            Amount and Nature of                    % of Class
(and Address of 5% Owners)                          Beneficial Ownership
-------------------------------------------    --------------------------------   -------------------------------
J. Rodger Anthony (1)                                      101,058                             4.64%
Walter L. Brooks (2)                                        22,145                             1.02
Jennifer M. Champagne(3)                                    12,149                              .56
J. Bruce Gaston (4)                                         54,370                             2.50
Susan S. Jolly (5)                                          21,975                             1.01
S. Ervin Hendricks, Jr. (6)                                 58,742                             2.70
Joe E. Hooper(7)                                            71,428                             3.28
Robert R. Spearman (8)                                      11,904                              .55
John M. Warren, Jr., M.D. (9)                               37,067                             1.70
George I. Wike, Jr. (10)                                   200,239                             9.19
    P. O. Box 98 Tigerville, South Carolina
Janice E. Childress (11)                                   204,022                             9.37
    P. O. Box 1367                                         -------
    Easley, South Carolina 29641
All directors and executive
officers as a group (11 persons) (12)                      795,099                            36.50%
                                                           =======

--------------------
Except as otherwise indicated, to the knowledge of management, all shares are owned directly with sole voting power.

(1) Includes 6,563 shares owned by Mr. Anthony's spouse; and 12,653 shares subject to currently exercisable options.
(2) Includes 11,840 shares owned by a partnership in which Mr. Brooks is a partner; 3,237 shares owned by Mr. Brooks' spouse; and 6,325 shares subject to currently exercisable options.
(3)  Includes 7,911 shares subject to currently exercisable options.
(4)  Includes 6,325 shares subject to currently exercisable options.
(5) Includes 7,911 shares owned by Mrs. Jolly's spouse; and 5,760 shares subject to currently exercisable options.
(6)  Includes 6,325 shares subject to currently exercisable options.
(7)  Includes 6,325 shares subject to currently exercisable options.
(8)  Includes 6,325 shares subject to currently exercisable options.
(9)  Includes 6,325 shares subject to currently exercisable options.
(10) Includes 36,893 shares owned by Mr. Wike's spouse; and 6,325 shares subject to currently exercisable options.
(11) Includes 99,301shares beneficially owned by the Estate of T. Edward Childress, III , of which Mrs. Childress is the personal representative, and 3,719 shares held by a trust of which she is the trustee.
(12) Includes 72,750 shares subject to currently exercisable options.

                              ELECTION OF DIRECTORS

         At the Annual Meeting, three directors have been nominated for election to hold office for terms of three years, their terms expiring at the 2013 Annual Meeting of Shareholders. Our directors serve until the end of their terms or until their successors are duly elected and qualified. The Board has nominated Janice E. Childress, J. Rodger Anthony and Walter L. Brooks to each serve a three year term. Each nominee is currently one of our directors. Any other nominations must be made in writing and given to our Secretary in accordance with the procedures set forth below under "Governance Matters - Director Nomination Process."

         The persons named in the enclosed form of proxy, which is solicited by our Board of Directors, intend to vote for the election as directors of Messrs. Anthony and Brooks and Mrs. Childress. If you are a shareholder of record and do not indicate a contrary specification, the enclosed form of proxy will be voted FOR such nominees. In the event that any such nominee is not available by reason of any unforeseen contingency, the persons acting under the proxy intend to vote for the election, in his or her stead, of such other person as our Board of Directors may recommend. Our Board of Directors has no reason to believe that any of the nominees will be unable or unwilling to serve if elected.

                            MANAGEMENT OF THE COMPANY
Directors

         The table below shows, as to each director and nominee, his or her name, age, positions held with us and principal occupation for the past five years and the period during which he or she has served as one of our directors.

Name                           Age                       Principal Occupation                      Director
----                           ---                       --------------------                      --------
                                                                                                     Since
              Nominees for the Board of Directors whose terms of office will continue until our
                                    Annual Meeting of Shareholders in 2013

Janice E. Childress            46    Mrs. Childress, through her asset management company,            2009
                                     Allegiant Carolinas, Inc. invests in real estate, nursing
                                     homes, pharmacies and medical supply companies, and she
                                     manages the newly formed Childress Foundation, a
                                     philanthropic organization. Mrs. Childress also serves on
                                     the Furman University Executive Advisory Council, and is
                                     Chairperson of the Board of Directors of Pickens County
                                     Meals on Wheels.

J. Rodger Anthony              64    Mr. Anthony has been our President and Chief Executive           1999
                                     Officer and Chairman and Chief Executive Officer of our
                                     Bank since 1999. Mr. Anthony served as Chief Executive
                                     Officer, First National Bank of Pickens County, Easley, SC,
                                     from 1996 to 1998. Mr. Anthony served on the Board of
                                     Directors of the Pickens County Board of Disabilities and
                                     Special Needs for 25 years, and is also a former member of the Board of the Easley Chamber of Commerce and the Pickens
                                     County YMCA.

Walter L. Brooks               83    Mr. Brooks is President of G&B Enterprises (real estate          1999
                                     ownership) and Pullet Growing. Mr. Brooks is a past
                                     Chairman and President of the South Carolina Egg Board.

        Directors whose terms of office will continue until our Annual Meeting of Shareholders in 2012

Joe E. Hooper                  71    Mr. Hooper is President of Pride Mechanical and Fabrication      1999
                                     Company, Inc., and a real estate investor.  He is a member of the Foundation Board of Tri-County Technical College and
                                     a former member of the Board of Directors of the Pickens
                                     County YMCA. Mr. Hooper has also previously been named the
                                     Small Business Man of the Year by the Easley Chamber of
                                     Commerce.

Robert R. Spearman             70    Mr. Spearman is a real estate agent in the Company's market      1999
                                     area and a retired surveyor.

John M. Warren, Jr., M.D.      60    Dr. Warren is a physician, and sole practitioner with            1999
                                     Easley OB-GYN Associates, P.A., which he co-founded in
                                     1980. Dr. Warren is a past Chairman of the Pickens County
                                     School Board and a member and past president of the Easley
                                     Rotary Club.  He is also a former member of the Board of
                                     Directors of the United Way of Pickens County.


                                       4

Name                           Age                       Principal Occupation                      Director
----                           ---                       --------------------                      --------

George I. Wike, Jr.            65    Mr. Wike is a real estate investor and an investor in            1999
                                     various financial companies. He is a retired optometrist,
                                     formerly practicing in the Company's market area for
                                     several years.

        Directors whose terms of office will continue until our Annual Meeting of Shareholders in 2011


Jennifer M. Champagne          42    Mrs. Champagne has been our Senior Vice President and Chief      2006
                                     Financial Officer since October 2002.  She was formerly a
                                     Senior Manager in the banking group of Elliott Davis, LLC
                                     (registered public accounting firm) from August 2000 to
                                     October 2002. She also served as Assistant Controller for
                                     American Federal, FSB from 1995-1997, and was a manager in the banking group of KPMG, LLP. Mrs. Champagne is a
                                     certified public accountant.

Susan S. Jolly                 50    Mrs. Jolly has been our Senior Vice President and Senior         2008
                                     Lender of our Bank since 1999. She was formerly Vice
                                     President and Commercial Lender, Carolina First Bank from
                                     1998-1999, and Vice President and Commercial Lender First
                                     National Bank of Pickens County from 1991-1998. Mrs. Jolly is a former member of the Board of Directors of the Easley
                                     Chamber of Commerce.

J. Bruce Gaston                53    Mr. Gaston is a Certified Public Accountant and real estate      1999
                                     investor. He also serves as Chairman of the Community
                                     Special Tax District and is a lifelong resident of Pickens
                                     County.

S. Ervin Hendricks, Jr.        67    Mr. Hendricks has been President and Co-owner, of Nu-Life        1999
                                     Environmental, Inc., Easley, SC, and President and Owner of
                                     Advance Machine Works since 1995. Mr. Hendricks is a past
                                     President of the Easley Chamber of Commerce, and a former
                                     member of the Foundation Board of Tri-County Technical
                                     College and the Foundation Board of Palmetto Baptist
                                     Hospital- Easley.

         None of our principal executive officers nor any director nominees are related by blood, marriage or adoption in the degree of first cousin or closer.

Additional Information About our Directors' Qualifications for Service on our Board

         Our Board, which acts as our nominating committee, believes the combined business and professional experience of the Company's directors, and their various areas of expertise make them a useful resource to management and qualify them for service on the Board. Most of our Board members have served on the Board, or been with our Bank, since our organization, and Mr. Anthony has been our Chief Executive Officer, and Chairman and Chief Executive Officer of our Bank, since our organization. As significant share owners, our Board members have also shown strong financial support for our Company. During their tenures, these directors have gained considerable institutional knowledge about the Company and its operations, which has made them effective board members. Because the Company's operations are complex and highly regulated, continuity of service and this development of institutional knowledge help make the Board more efficient and more effective at developing long-range plans than it would be if there were frequent turnover in Board membership. Additionally, our Board members all live, own businesses or work, and are active leaders in the communities we serve. As a result, they are valuable liaisons between us and our customers and shareholders. When Board members retire from the Board, the Board seeks out replacements who it believes will make significant contributions to the Board for a variety of reasons, including among others, business and financial experience and expertise, business and government contacts, relationship skills, knowledge of the Company, and diversity.

         Mrs. Childress has extensive business and social contacts in our market areas, and she is a life-long resident of our area and the widow of our founding chairman. She has been a liaison between our customers and the Board since our inception.

         Mr. Anthony has served as our President and Chief Executive Officer since our organization. He has over 39 years of experience in the financial services industry, and over that period of time he has developed significant banking acumen, and a network of individual, business, and banking contacts throughout the state of South Carolina. As a result of his community activities, he has also developed relationships with many customers and potential customers of our Bank.

         Mr. Brooks' long and successful career as a business owner has provided him with insights into the real estate market in the area, which we use in developing our long range strategy, as well as in understanding individual loans requiring board approval. As a result of his long and successful career in agribusiness, he has also developed relationships with many customers and potential customers of our Bank.

         Mr. Hooper's long and successful career as a small business owner have provided him with skills required to develop and implement a successful long range business and marketing strategy for an organization. As a member of our Board, he translates this knowledge and skill set to the financial services industry in providing guidance to the Board on long range strategy and short term implementation of that strategy. Mr. Hooper's experience on various civic boards and community involvement give him insights into the financial needs of the communities we serve as well as extensive contacts with potential customers.

         As a result of his long and successful career as a surveyor and business owner, Mr. Spearman provides the Board with insights into the real estate market in the area, which we use in developing our long range strategy, as well as in understanding individual loans requiring board approval.

         As a physician and small business owner, Dr. Warren has developed business and financial skills required to develop and implement a successful long range business strategy, which are useful to us in developing and implementing our long range strategy. Dr. Warren also has business and professional contacts with many of our customers and potential customers.

         Mr. Wike's real estate investment activities have provided him with insights into the real estate market in the area, which we use in developing our long range strategy. His investments in financial companies have provided him with financial expertise that is particularly tailored to our needs, as well as insights into the banking industry and the issues facing it. As a result of his optometry practice, he also has business and professional contacts with many of our customers and potential customers.

         Mrs. Champagne's experience as a certified public accountant with a registered public accounting firm, with a practice focused on the banking industry, provided her with financial expertise that is particularly tailored to our needs, as well as extensive insights into the banking industry and the issues facing it.

         Mrs. Jolly's extensive experience as commercial lender has provided her with insights into the fundamentals of our business, and make her a valuable resource to our Board. She is also a liaison between our customers and the Board.

         As a certified public accountant, Mr. Gaston has an understanding of financial and accounting issues that face our Company. His real estate background has also provided him with insights into the real estate markets in the communities we serve.

         As an executive and owner of a small business that manufactures and supplies environmental equipment for refuse and solid waste handling, Mr. Hendricks not only has skills required to develop and implement a successful long range business and marketing strategy for an organization, but also has insights into the myriad of environmental issues that currently face consumers, businesses, and industries. Mr. Hendricks' experience on various civic and educational boards, and his community involvement also give him insights into the communities we serve as well as extensive contacts with potential customers.

Executive Officers

         J. Rodger Anthony is our President and Chief Executive Officer, Jennifer M. Champagne is our Senior Vice President and Chief Financial Officer, and Susan S. Jolly is our Corporate Secretary and Senior Vice President and Senior Lender for Cornerstone National Bank. The age and business experience of Mr. Anthony, Mrs. Champagne and Mrs. Jolly are set forth in the table above.

                               GOVERNANCE MATTERS

Director Independence

         Our Board of Directors has determined that none of Mrs. Childress nor Messrs. Brooks, Hooper, Spearman, Warren, Wike, Gaston or Hendricks has a relationship which, in the opinion of our Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, and that each such director is independent as defined in The Nasdaq Stock Market Marketplace Rules, as modified or supplemented (the "Nasdaq Rules"). As disclosed under "Certain Relationships and Related Transactions" some of our independent directors and some of their affiliates have loan and deposit relationships with our Bank. These relationships are not considered by our Board to compromise their independence.

Meetings of the Board of Directors and Director Attendance at the Annual Meeting of Shareholders

         During the last full fiscal year, ending December 31, 2009, our Board of Directors met seven times, including regular and special meetings. All of our directors attended at least 75% of the total number of meetings of the Board of Directors and committees of which he or she was a member. We encourage, but do not require, directors to attend the Annual Meeting of Shareholders. All directors attended the Annual Meeting of Shareholders in 2009. The members of our Board of Directors are also members of the Board of Directors of the Bank.

Committees of the Board of Directors

Nominating Committee

         Our Board of Directors does not have a separate nominating committee. Rather, our entire Board of Directors acts as nominating committee. Based on our size, the small geographic area in which we do business and the desirability of directors' being a part of the communities we serve and familiar with our customers, our Board of Directors does not believe we would derive any significant benefit from a separate nominating committee. The members of our Board of Directors are not all independent as defined in the Nasdaq Rules. We do not have a Nominating Committee charter.

Audit Committee

         We have a separately-designated standing Audit Committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934. The Audit Committee is responsible for seeing that audits of our Company are conducted annually. An independent registered public accounting firm is employed for that purpose by the Board of Directors upon recommendation of the Audit Committee. Reports on these audits are reviewed by the Committee upon receipt and a report thereon is made to the Board at its next meeting. The Audit Committee is comprised of Messrs. Gaston, Hooper, Hendricks, Spearman and Wike, each of whom is independent as defined in the Nasdaq Rules. The Audit Committee met five times in 2009. The Audit Committee operates pursuant to a written charter, a copy of which is attached to this Proxy Statement as Appendix A.

Human Resources Committee

         The Human Resources Committee is responsible for recruiting senior level management personnel as well as for recommending the compensation and benefits of such persons. The Human Resources Committee reviews our compensation policies and recommends to the Board the compensation levels and compensation programs for executive officers and directors. The ultimate decisions about compensation levels and compensation programs are made by our full Board, which may accept or reject the recommendations of the Committee. The Human Resources

Committee may not delegate its authority to make recommendations to any other person or persons. However, the Committee does delegate responsibility for administering parts of our compensation programs to our Chief Financial Officer and our Human Resources Department. Our Chief Executive Officer makes recommendations relating to the elements and amounts of his compensation and that of the other executive officers, as well as recommendations with respect to the elements and amounts of director compensation. The Committee may take these recommendations into consideration in its deliberations. Neither the Committee nor management uses compensation consultants to determine or recommend the amount or form of executive officer or director compensation. The Human Resources Committee is comprised of Messrs. Wike, Warren and Brooks, each of whom is independent as defined in the Nasdaq Rules. The Human Resources Committee met once in 2009. The Human Resources Committee does not have a charter.

Board Leadership Structure and Board's Role in Risk Oversight

         Our Bylaws provide that the Board may appoint a Chairman of the Board of Directors, and may designate him or her as an executive officer. Our Bylaws further provide that, if the Chairman is so designated, the Board shall also designate whether the Chairman or the President will serve as our Chief Executive Officer. Our Bylaws also make it clear that the business and affairs of the Company are managed under the direction of the Board of Directors, and that management control is subject to the authority of the Board of Directors to appoint and remove any of our officers at any time. Although our Board does not have a policy as to whether the role of Chairman and Chief Executive Officer should be held by separate persons, since our organization, the roles have been separated. We believe this leadership structure is appropriate for our current purposes because it has served us well for over ten years. Our Chairman presides over all meetings of the full Board. Additionally, meetings of our directors may be called by our Chairman or our President or by 25% or more of our directors, and a majority of our directors are independent.

         We also believe our Board leadership is enhanced by the fact that all of our directors live, work, and have substantial business interests in our service area, and, therefore, have access to information about us and our operations from sources other than our management's presentations to the Board. As a financial institution, our regulators also communicate directly with our directors on a regular basis.

         Our Board is actively involved in oversight of risks that could affect our Company. The Board receives regular reports from members of senior management on areas of material risk to us, including operational, financial, legal and regulatory, and strategic risks. These reports are reviewed by the full Board, or, where responsibility for a particular area of risk oversight is delegated to a committee of the Board, that committee reviews the report and then reports to the full Board. Our regulators also send periodic reports of examination to our directors, which contain the regulators' assessments of various risks facing our Company and our Bank, as well as their assessments of our handling of those risks. Accordingly, oversight of risk is a constant element of the functioning of our Board.

Director Nomination Process

         In recommending director candidates, the Board takes into consideration such factors as it deems appropriate based on our current needs. These factors may include diversity, age, skills such as understanding of banking and general finance, decision-making ability, inter-personal skills, experience with businesses and other organizations of comparable size, community activities and relationships, and the interrelationship between the candidate's experience and business background, and other Board members' experience and business background, as well as the candidate's ability to devote the required time and effort to serve on the Board. The Board does not have a specific policy with regard to the consideration of diversity in identifying director nominees, but, as noted above, diversity is one factor the Board considers as part of the total mix of information it takes into account in identifying nominees.

         The Board will consider for nomination by the Board director candidates shareholders recommend if you comply with the following requirements. If you wish to recommend a director candidate to the Board for consideration as a Board of Directors' nominee, you must submit in writing to the Board the recommended candidate's name, a brief resume setting forth the recommended candidate's business and educational background and qualifications for service, and a notarized consent signed by the recommended candidate stating the recommended candidate's willingness to be nominated and to serve. This information must be delivered to our Chairman at our address and must be received no later than January 15 in any year for such person to be considered as a potential Board of Directors' nominee at the Annual Meeting of Shareholders for that year. The Board may request further information if it determines a potential candidate may be an appropriate nominee. Director candidates you recommend that comply with these requirements will receive the same consideration that the committee's candidates receive.

         Director candidates you recommend will not be considered for recommendation by the Board as potential Board of Directors' nominees if your recommendations are received later than January 15 in any year. A shareholder may also personally nominate director candidates for election at the annual meeting, but no person who is not already a director may be elected at an annual meeting of shareholders unless that person is nominated in writing not less than 90 days prior to the meeting. Such nominations, other than those made by or on behalf of our existing management, must be made in writing and must be delivered or mailed to our President, not less than 90 days prior to any meeting of Shareholders called for the election of Directors. Such notification must contain the following information to the extent known to the notifying shareholder: (a) the name and address of each proposed nominee; (b) the principal occupation of each proposed nominee; (c) the total number of shares of our capital stock that will be voted for each proposed nominee; (d) the name and residence address of the notifying shareholder; and (e) the number of shares of our capital stock owned by the notifying shareholder. The presiding officer of the meeting may disregard nominations not made in accordance with these requirements, and upon his instructions, the vote tellers shall disregard all votes cast for each such nominee.

Shareholder Communications with the Board of Directors

         If you wish to send communications to the Board of Directors you should mail them addressed to the intended recipient by name or position in care of:
Jennifer M. Champagne, Senior Vice President and Chief Financial Officer, Cornerstone Bancorp, 1670 East Main Street, Easley, South Carolina 29640. Upon receipt of any such communications, Mrs. Champagne will determine the identity of the intended recipient and whether the communication is an appropriate shareholder communication. Mrs. Champagne will send all appropriate shareholder communications to the intended recipient. An "appropriate shareholder communication" is a communication from a person claiming to be a shareholder in the communication the subject of which relates solely to the sender's interest as a shareholder and not to any other personal or business interest.

         In the case of communications addressed to the Board of Directors, Mrs. Champagne will send appropriate shareholder communications to the Chairman of the Board. In the case of communications addressed to the independent or outside directors, Mrs. Champagne will send appropriate shareholder communications to the Chairman of the Audit Committee. In the case of communications addressed to committees of the board, Mrs. Champagne will send appropriate shareholder communications to the Chairman of such committee.

                             MANAGEMENT COMPENSATION

Processes and Procedures for Determination of Executive Officer Compensation

         As noted above under "Management - Committees of the Board of Directors
- Human Resources Committee," our Board of Directors sets executive officer compensation based on recommendations of our Human Resources Committee. We have historically followed an informal policy of providing our executive officers with a total compensation package consisting of salary, bonuses, insurance and other benefits, and stock options. The committee's objectives in recommending executive compensation are:

          o to set salaries and benefits and, from time to time, award options, at competitive levels designed to encourage our executive officers to perform at their highest levels in order to increase earnings and value to shareholders;
          o where appropriate, to award discretionary bonuses and increase salaries to reward our executive officers for performance; and
          o    to retain our key executives.

         Compensation is designed to reward our individual executive officers both for their personal performance and for performance of our Company with respect to growth in assets and earnings, expansion and increases in shareholder value. Although the Committee sets advance corporate goals which must be met for our executive officers to receive bonus compensation, it has historically assessed personal performance on a case by case basis rather than recommending specific advance goals for personal performance. The committee makes its recommendations about allocations between long-term and current compensation, allocations between cash and non-cash compensation, and allocations among various forms of compensation, in its discretion based on its subjective assessment of how these allocations will best meet our overall compensation goals outlined above.

Components of Executive Compensation

         During 2009, executive compensation consisted primarily of three key components: base salary, board fees, and stock options. We did not award discretionary bonuses for the years ended December 31, 2009 or 2008. We provide various additional benefits to executive officers, including health, life and disability plans, and a SIMPLE Individual Retirement Plan, all of which we provide on the same basis to all of our employees. We also provide a split dollar life insurance benefit and very limited perquisites to our executive officers. For 2009, base salary comprised approximately 84% of total executive officer compensation, board fees comprised approximately 6% of total executive officer compensation, option awards comprised approximately 7% of total executive officer compensation, plan benefits comprised approximately 3% of total executive officer compensation, and perquisites comprised less than 1% of total executive officer compensation. The Board of Directors based its decision to allocate executive officer compensation in this manner on its subjective assessment of how such allocation would meet our goals of remaining competitive and of linking compensation to our corporate performance and individual executive officer performance.

Factors Considered in Setting Compensation

         Use of Market Surveys and Peer Group Data

         To remain competitive in the executive workforce marketplace, we believe it is important to consider comparative market information about compensation paid to executive officers of other financial institutions in our Upstate South Carolina market area. We want to be able to attract and retain highly skilled and talented executive officers who have the ability to carry out our short- and long-term goals. To do so, we must be able to compensate them at levels that are competitive with compensation offered by other financial institutions in our business and geographic marketplace that seek similarly skilled and talented executives. However, although we consider such information in making our decisions about compensation, we do not attempt to maintain a certain target percentile within a peer group or otherwise rely on that information to determine executive compensation. The informal market survey information we have considered in recent years is derived from proxy statements of five other publicly held financial institutions in our area.

         Other Factors Considered

         In addition to considering informal market comparisons, in setting compensation we consider each executive's knowledge and experience, skills, scope of authority and responsibilities, job performance and tenure with us as an executive officer, as well as our perception of the fairness of the compensation paid to each executive in relation to what we pay our other executive officers. The Human Resources Committee and our Board also consider recommendations from our Chief Executive Officer in setting his compensation and compensation for the other executive officers.

         We review our compensation program and levels of compensation paid to all of our executive officers annually and make adjustments based on the foregoing factors as well as other subjective factors.

Timing of Executive Compensation Decisions

         Annual salary reviews and adjustments and bonus and option awards are routinely made in December of each year for the following year. The Committee's recommendations are presented and ratified at the next regularly scheduled Board meeting. Compensation determinations may also be made at other times during the year in the case of newly hired executives or promotions of existing employees that could not be deferred until the next annual meeting. We do not time any form of compensation award, including equity-based awards, to coincide with the release of material non-public information. Equity-based awards are generally effective on the first business day of the new year.

Base Salaries and Bonuses

         We believe it is appropriate to set base salaries at a reasonable level that will provide our executives with a predictable income base on which to structure their personal budgets. As noted above, in setting salaries, the Human Resources Committee reviews market data about salaries paid to executives of other financial institutions in our market area. The Committee also takes into consideration the overall condition of our Company, its level of success in recent years and its goals and budget for the current year. The Board then makes a subjective determination of the salary level for each executive officer.

         The Committee may recommend discretionary bonuses, as appropriate, for all employees taking into account our overall success, increase in market share, performance relative to budget and the individual executive's contribution to our success.

         The Board set total salaries for our executives in 2009 approximately 9% higher than annualized 2008 levels reflecting the executives' increased responsibility for a growing company operating in a more complex environment, coupled with the demonstrated ability of the executives to deliver a high level of success. No discretionary bonuses were awarded for 2009 performance.

Stock Options

         Our Board also sets stock option awards at levels believed to be competitive with other financial institutions and other companies of similar size in our market area and to advance our goal of retaining key executives, as well as levels believed to appropriately align the interests of management with the interests of shareholders. Since options are granted with exercise prices set at fair market value of our common stock on the date of grant, executives can only benefit from the options if the price of our stock increases. We believe the costs to our Company of granting options as opposed to paying additional cash compensation, both in terms of the impact on earnings under the accounting rules for options and potential dilution of the outstanding common stock, are far-outweighed by the benefits provided to us in terms of providing incentives to our executive officers to increase earnings and shareholder value. We do not award options every year. In awarding options, we assess how they fit with the overall mix of compensation, and the extent to which granting them in a given year will enhance our goals of providing our employees appropriate incentives to meet our long-range goals.

         Stock options awarded to our executive officers in 2009 were at levels believed by our Board to be appropriate to keeping the interests of the executives aligned with those of the shareholders. The total number of options held by our executives is small.

Other Benefits

         We provide our executive officers with the same health, life and long-term disability insurance benefits provided to all other employees, and we make contributions to our Simple IRA plan on their behalf on the same basis as contributions are made for all other employees. We provide our Chief Executive Officer with an automobile for business use. The automobile belongs to us and our executive officer reimburses us for any personal use.

         All of the foregoing other elements of compensation awarded to our executives in 2009 were set at levels believed to be competitive with other financial institutions in South Carolina.

Employment Agreements and Split Dollar Life Insurance

         We have entered into change of control agreements with Mr. Anthony, Mrs. Champagne and Mrs. Jolly. These agreements are described under - "Change of Control Agreements." As discussed in that section, the agreements provide, among other things, for payments to our executive officers upon termination of their employment after a change of control. The events set forth as triggering events for the payments were selected because they are events similar to those provided for in many employment agreements for executive officers of financial institutions  throughout South Carolina.  It has become  increasingly  common in

South Carolina for community financial institutions to provide for such payments under such conditions. We believe these types of arrangements are an important factor in attracting and retaining our executive officers by assuring them financial and employment status protections in the event control of our Company changes. We believe such assurances of financial and employment protections help free executives from personal concerns over their futures, and, thereby, can help to align their interests more closely with those of shareholders in negotiating transactions that could result in a change of control.

         We have also entered into agreements relating to split dollar life insurance with each of Mr. Anthony, Mrs. Champagne and Mrs. Jolly. These agreements are described under - "Split Dollar Life Insurance." These agreements provide benefits to us and to the executives' beneficiaries upon their deaths. We believe this type of agreement is an important factor in retaining our executive officers because they are required to be employed by us at death or disability, or remain employed by us until retirement, for their beneficiaries to receive benefits under the policies without having to make payments for such benefits.

Security Ownership Guidelines and Hedging

         We do not have any formal security ownership guidelines for our executive officers or any policies regarding our executive officers' hedging the economic risk of ownership of our shares.

Executive Officer Compensation

                           Summary Compensation Table

         The following table sets forth information about compensation paid to, awarded to or earned by our President and Chief Executive Officer, our Senior Vice President and Chief Financial Officer, and our Senior Vice President and Senior Lender for the year ended December 31, 2009.

          Name                          Year    Salary       Bonus      Option      All         Total
          and                                    ($)          ($)       Awards      Other        ($)
          Principal                                                     ($)(1)      Compen-
          Position                                                                  sation
                                                                                    ($)(2)
        -----------------              ----     --------    -------     -------     -------    --------
        J. Rodger Anthony              2009     $200,750    $     -     $12,528     $21,027    $234,305
        President and Chief            2008     $182,500    $     -     $14,037     $20,064    $216,601
        Executive Officer

        Jennifer M. Champagne          2009     $134,000    $     -     $12,528     $16,353    $162,881
        Senior Vice President          2008     $124,000    $     -     $14,037     $15,229    $153,266
        and Chief Financial
        Officer

        Susan S. Jolly                 2009     $133,000    $     -     $12,528     $16,541    $162,069
        Senior Vice President          2008     $123,000    $     -     $14,037     $14,696    $151,733
        and Senior Lender

(1)      The  assumptions  made in valuation  of option  awards are set forth in
         Note 1 to the Company's audited financial statements for the year ended December 31, 2009, which are included in our Form 10-K for the year ended December 31, 2009 and in our 2009 Annual Report to Shareholders. The amounts shown in this column are the aggregate grant date fair value computed in accordance with FASB ASC Topic 718, and do not represent dollar amounts payable to the directors. The exercise price of these options was the fair market value of our common stock on the date of grant. The options vest in 20% increments over five years and are exercisable for a period of ten years.
(2) Includes our 2009 contributions to the Bank's SIMPLE IRA, directors' fees and imputed premiums for split dollar life insurance policies. Perquisites were less than $10,000 for each executive officer named above. Does not include medical, disability or life insurance premiums paid pursuant to plans that do not discriminate in favor of our executive officers and that are available generally to all salaried employees. Also does not include any compensation related to business use of a bank-owned automobile by Mr. Anthony because we believe such use is directly and integrally related to performance of his duties.

                Outstanding Equity Awards at 2009 Fiscal Year-End

         The following table sets forth information about options outstanding for our President and Chief Executive Officer, our Senior Vice President and Chief Financial Officer, and our Senior Vice President and Senior Lender, at December 31, 2009. We have not granted any other equity-based awards.

                                          Number
                                      Of Securities     Number of Securities
                                        Underlying           Underlying
                                       Unexercised      Unexercised Options       Option         Option
                                       Options (#)              (#)              Exercise      Expiration
                       Name           Exercisable(1)    Unexercisable(1)(2)     Price ($)(1)      Date
                       ----           --------------    -------------------     ------------      ----
             J. Rodger Anthony             3,688                      -           $ 8.13       4/9/2014
                                           3,353                      -             9.30       1/4/2015
                                           1,829                  1,220            10.63       1/4/2016
                                           1,108                  1,664            13.85       1/2/2017
                                             504                  2,016            11.90       1/2/2018
                                               -                  2,520             9.52      1/12/2019
                                          ------                  -----
                                          10,482                  7,420
                                          ======                  =====

             Jennifer M. Champagne         1,843                      -           $ 8.13       4/9/2014
                                           1,676                      -             9.30       1/4/2015
                                             914                    610            10.63       1/4/2016
                                           1,108                  1,664            13.85       1/2/2017
                                             504                  2,016            11.90       1/2/2018
                                               -                  2,520             9.52      1/12/2019
                                          ------                  -----
                                           6,045                  6,810
                                          ======                  =====

             Susan S. Jolly                1,843                      -           $ 8.13       4/9/2014
                                           1,676                      -             9.30       1/4/2015
                                             914                    610            10.63       1/4/2016
                                           1,108                  1,664            13.85       1/2/2017
                                             504                  2,016            11.90       1/2/2018
                                               -                  2,520             9.52      1/12/2019
                                          ------                  -----
                                           6,045                  6,810
                                          ======                  =====

(1) Adjusted to reflect stock dividends as discussed below under the caption "2003 Stock Option Plan."
(2) These options vest in 20% increments over five years, beginning in January of the year following the grant date. The grant dates for the options were ten years prior to the expiration dates shown above.

2003 Stock Option Plan

         In 2003 our shareholders approved a stock option plan for the benefit of our employees and directors (the "2003 Plan"). The 2003 Plan reserved 125,000 shares of common stock for issuance upon exercise of options. During 2009, options to purchase 15,600 shares of common stock were granted under the 2003 Plan. These options vest over a five year period and are exercisable for a period of ten years at the estimated fair market value on the date of grant, which was $9.52 per share. During 2009, 3,866 of the options granted in previous years were forfeited. The Board of Directors declared a 5% stock dividend in 2009 and 10% stock dividends in May 2007, 2006, 2005 and 2004, which increased the number of shares reserved for issuance under the 2003 Plan to 192,162. Stock dividends also increased the number of shares subject to then outstanding options, net of exercises, under the 2003 Plan. The total number of options outstanding at December 31, 2009 was 106,255, and the weighted average exercise price was $10.49 per share. Currently exercisable options outstanding at December 31, 2009 totaled 59,254, and were exercisable at a weighted average exercise price of $9.82 per share.

Change of Control Agreements

         We have entered into Change of Control Agreements with J. Rodger Anthony, our President and Chief Executive Officer, Jennifer M. Champagne, our Senior Vice President and Chief Financial Officer, and Susan S. Jolly, our Senior Vice President and Senior Lender (each referred to as an "Executive"). The agreements automatically renew each year unless, at least 30 days prior to an annual anniversary date, we give notice that the agreements will not renew.

         The agreements provide that, if there is a "change of control" of our Company within five years of the date of the agreements, the Executive will be entitled to a lump sum payment equal to a multiple of his annual salary in effect at the date of termination. For Mr. Anthony, this multiple is three times his annual salary then in effect; and for each of Mrs. Champagne and Mrs. Jolly, this multiple is one and one-half times her annual salary then in effect. If, however, the amount of any such lump-sum payment, plus any other amount treated as a parachute payment under Section 280G of the Internal Revenue Code equals or exceeds three times the base amount described in Section 280G of the Internal Revenue Code, then the amount due under the agreements will be adjusted to have a value for purposes of Section 280G of three times the base amount less $100. The executive will also be entitled to any vested benefits under any retirement or benefit plan.

         Any amounts paid pursuant to the agreements will be deemed severance pay, and the Executive will not be under any duty to mitigate damages and no income received by the Executive thereafter will reduce the amount we owe the Executive.

          A "change of control" is deemed to occur under the agreements if either (i) voting control of more than 50% of the common stock of our Company is acquired, directly or indirectly, by any person or group acting in concert, (ii) we are merged with or into any other entity and we are not the surviving entity of the merger, unless our shareholders immediately prior to the merger continue to own more than 50% of the voting power of the stock of the surviving company,
(iii) voting control of more than 50% of the common stock of any of our subsidiaries by which Executive is principally employed is acquired, directly or indirectly, by any person or group acting in concert, or (iv) any of our subsidiaries by which Executive is principally employed is merged with or into another entity which is not also our subsidiary and such subsidiary is not the surviving entity of the merger, unless immediately after the merger our Company owns more than 50% of the voting power of the surviving company.

         The foregoing is merely a summary of the Change of Control Agreements and is not intended to create any rights in any person, and is qualified in its entirety by reference to such agreements, which are filed with the Securities and Exchange Commission.

Split Dollar Life Insurance

         We have purchased split dollar life insurance policies covering Mr. Anthony, Mrs. Champagne and Mrs. Jolly, and entered into agreements with each of them relating to these policies. We own these life insurance policies and paid for them in full when we purchased them in 2004. The agreements provide that death proceeds under the policies will be divided between us and the respective beneficiaries of Mr. Anthony, Mrs. Champagne and Mrs. Jolly. If, at the time of death, Mr. Anthony is either employed by us, retired from employment with us, or has been terminated from employment with us as a result of disability before age sixty-five, his beneficiary will receive the total death proceeds under the policy, less the policy surrender value, we will receive the remainder of the proceeds (which will be at least the surrender value), and we and his beneficiary will share any interest due on the death proceeds on a pro rata basis. If, at the time of death, Mrs. Champagne or Mrs. Jolly is currently employed by us, retired from employment with us, or has been terminated from employment with us as a result of disability before age sixty-five, her beneficiary will be entitled to an amount equal to two times her final base salary if the death occurs on or before the insured's sixty-fifth birthday or one and one-half times her final base salary if the death occurs after the insured's sixty-fifth birthday, we will receive the remainder of the proceeds (which will be at least the policy surrender value), and we and her beneficiary will share any interest due on the death proceeds on a pro rata basis. The executive's interest fully vests upon completion of five years continuous service, or immediately upon a change of control. Mr. Anthony, Mrs. Champagne and Mrs. Jolly are already fully vested.

                            COMPENSATION OF DIRECTORS

         Directors are not paid for service as our directors. However, our directors also serve as directors of our Bank and receive fees for meetings of the Bank Board of Directors and committee meetings of the Bank Board. Our Bank paid directors $1,000 per board meeting in 2009, except our chairman, who was paid $1,100 per meeting. Non-management Directors were also paid $100 for each committee meeting attended in person and $25 for each committee meeting attended by telephone. Total director fees were $138,475 in 2009. See also "Organizers Stock Options" below for information about stock options granted to our original directors. Information about fees paid and options awarded to Mr. Anthony, Mrs. Champagne and Mrs. Jolly is included in the "Option Awards" and "All Other Compensation" columns of the Summary Compensation Table.

                           2009 Director Compensation

                                        Fees Earned      Option
                                        or Paid in       Awards
              Name                       Cash ($)      ($)(1)(2)     Total ($)
              ----                       --------      ---------     ---------
      Walter L. Brooks                    $11,350        $6,264      $17,614
      J. Bruce Gaston                      14,775         6,264       21,039
      S. Ervin Hendricks, Jr.              12,800         6,264       19,064
      Joe E. Hooper                        14,225         6,264        2,489
      Robert R. Spearman                   14,925         6,264       21,189
      John M. Warren, Jr., M.D.            12,200         6,264       18,464
      George I. Wike, Jr.                  11,400         6,264       17,664
      Janice E. Childress                   8,200             -        8,200

(1) These options were awarded under the 2003 Stock Option Plan. The amounts shown in this column are the aggregate grant date fair value computed in accordance with FASB ASC Topic 718, and do not represent dollar amounts payable to the directors. The assumptions made in valuation of option awards are set forth in Note 1 to our audited financial statements for the year ended December 31, 2009, which are included in our Form 10-K for the year ended December 31, 2009 and in our 2009 Annual Report to Shareholders.
(2) Information about the aggregate number of options outstanding for each director is included in the footnotes to the "Security Ownership of Certain Beneficial Owners and Management" table.

Organizers' Stock Options

         On December 14, 1999, our Board of Directors, in consideration of the time and efforts of our directors in organizing our Company and our subsidiary bank and each organizing director's personally guaranteeing a portion of the organizational expenses, granted options to each organizing director to purchase up to 4,000 shares of our common stock for a purchase price of $10.00 per share, which was the price at which the common stock was sold to the public in 1999. The options became exercisable for each director one-third each year beginning on December 14, 2000 and expired on December 14, 2009. As described in Note 19 to our Consolidated Financial Statements, our Board of Directors declared a five percent stock dividend payable to shareholders of record on May 12, 2009 and 10 percent stock dividends to shareholders of record on May 8, 2007, May 9, 2006, May 10, 2005, May 11, 2004, March 17, 2003 and April 30, 2002. Our stock option agreements provided for appropriate adjustments of the number of outstanding stock options in the event of stock dividends and other similar stock transactions. The agreements also provided for the aggregate consideration to be paid upon exercise of the options to be proportionately adjusted following a stock dividend. Messrs. Childress, Wike, Warren, Gaston and Anthony have exercised all of their organizer's options. On December 14, 2009 the remaining unexercised Organizers' options expired.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         Our Bank, in the ordinary course of its business, makes loans to and has other transactions with our directors, officers, principal shareholders, and their immediate family members and associates. Loans are made on substantially the same terms, including rates and collateral, as those prevailing at the time for comparable transactions with other persons and do not involve more than the normal risk of collectibility or present other unfavorable features. All loans on which a director is a borrower or guarantor must be approved by our Board of Directors. Our Bank expects to continue to enter into transactions in the ordinary course of business on similar terms with directors, officers, principal stockholders, and their associates. The aggregate dollar amount of such loans outstanding at each of December 31, 2009 and 2008 was $7.6 million and $6.0 million, respectively. None of such loans have at any time been classified as nonaccrual, past due, restructured or problem loans. During 2009, $2.6 million of new loans were made, or were deemed to be related for the first time, and repayments totaled $.9 million.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         As required by Section 16(a) of the Securities Exchange Act of 1934, our directors, executive officers and certain individuals are required to report periodically their ownership of our Common Stock and any changes in ownership to the Securities and Exchange Commission. Based on a review of Section 16(a) reports available to us and representations made to us by our directors and executive officers, it appears that all reports were filed in a timely fashion for 2009, except one report for Mr. Wike, who inherited 5,957 shares upon the death of his mother in November 2009. A Form 5 was filed for Mr. Wike promptly after the oversight was discovered.

                        REGISTERED PUBLIC ACCOUNTING FIRM

         The  Board  has  selected   Elliott  Davis,   LLC,   Certified   Public
Accountants, with offices in Greenville, South Carolina, to serve as our independent registered public accounting firm for 2010. It is not expected that representatives from this firm will be present at the annual meeting.

         Set forth below is information about fees billed by our independent registered public accounting firm for audit services rendered in connection with the consolidated financial statements and reports for the years ended December 31, 2009 and 2008, and for other services rendered during such years, on our behalf and on behalf of the Bank, as well as all out-of-pocket expenses incurred in connection with these services, which have been billed to us.

                                       Year Ended                 Year Ended
                                    December 31, 2009         December 31, 2008
                                    -----------------         -----------------
Audit Fees ....................            $ 50,200                 $ 46,400
Audit-Related Fees ............                   0                        0
Tax Fees ......................               8,045                   11,635
All Other Fees ................                   0                        0
       Total ..................            $ 58,245                 $ 58,035
                                           ========                 ========

Audit Fees

         Audit fees include fees billed for professional services rendered for the audit of our consolidated financial statements and review of the interim condensed consolidated financial statements included in quarterly reports, and services that are normally provided by our independent registered public accounting firm in connection with statutory and regulatory filings or engagements, and attest services, except those not required by statute or regulation.

Audit-Related Fees

         Audit-related fees include fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and that are not reported under "Audit Fees."

Tax Fees

         Tax fees include fees for tax compliance/preparation and other tax services. Tax compliance/preparation include fees billed for professional services related to federal and state tax compliance. Other tax services include fees billed for filing of Form 5500 for our Section 125 Flexible Spending Account benefit plan.

 All Other Fees

         All other fees include fees for all services other than those reported above.

Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditors

         The Audit Committee pre-approves all audit and permitted non-audit services (including the fees and terms thereof) provided by the independent registered public accounting firm, subject to possible limited exceptions for non-audit services described in Section 10A of the Securities Exchange Act of 1934, which are approved by the Audit Committee prior to completion of the audit. The Committee may delegate to one or more designated members of the Committee the authority to pre-approve audit and permissible non-audit services, provided such pre-approval decision is presented to the full Committee at its next scheduled meeting. Prior to the performance of any services by our independent registered public accounting firm, executive management requests an estimate of the fees and an outline of the proposed services. The estimated fees are submitted in advance to the audit committee via letter directly from Elliott Davis to the chairman of the Audit Committee. At its next scheduled meeting, the Audit Committee approves the estimated fees and services expected to be provided and advises management of their decision. During 2009, all audit and permitted non-audit services were pre-approved by the Committee.

                             AUDIT COMMITTEE REPORT

         The Audit Committee of our Board of Directors has reviewed and discussed with our management our audited financial statements for the year ended December 31, 2009. Our Audit Committee has discussed with our independent auditors, Elliott Davis, LLC, the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1 AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T. Our Audit Committee has also received the written disclosures and the letter from Elliott Davis, LLC, required by applicable requirements of the Public Company Accounting Oversight Board regarding Elliott Davis, LLC's communications with the Committee concerning independence, and has discussed with Elliott Davis, LLC, their independence.

         Based on their review of the consolidated financial statements and discussions with and representations from management and Elliott Davis, LLC referred to above, our Audit Committee recommended to the Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for fiscal year 2009, for filing with the Securities and Exchange Commission.

                Joe E. Hooper                      George I. Wike, Jr.
                J. Bruce Gaston                    S. Ervin Hendricks, Jr.
                Robert R. Spearman

         The Audit Committee Report shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934 unless we specifically incorporate it by reference into any such filing.

                                  OTHER MATTERS

         Our Board of Directors does not know of any other business to be presented at the meeting of stockholders. If matters other than those described herein should properly come before the meeting, the persons named in the enclosed form of proxy intend to vote at such meeting in accordance with their best judgment on such matters. If you specify a different choice on the Proxy, your shares will be voted in accordance with your specifications.

         Unless contrary instructions are indicated on the Proxy, all shares of stock represented by valid proxies received pursuant to this solicitation, and not revoked before they are voted, will be voted FOR the election of any or all of the nominees for directors named herein.

                              SHAREHOLDER PROPOSALS

         If you wish to submit proposals for the consideration of the shareholders at the 2011 Annual Meeting, you may do so by mailing or delivering them in writing to Jennifer M. Champagne, Senior Vice President and Chief Financial Officer at our main office, 1670 East Main Street, Easley, South Carolina 29640. We must receive such written proposals prior to December 28, 2010, if you want us to include them, if otherwise appropriate, in our proxy statement and form of proxy relating to that meeting. If we do not receive notice of a shareholder proposal prior to March 13, 2011, the persons named as proxies in the proxy materials relating to that meeting will use their discretion in voting the proxies when the proposal is raised at the meeting.

                   AVAILABILITY OF ANNUAL REPORT ON FORM 10-K

         You may obtain copies of our annual report on Form 10-K required to be filed with the Securities and Exchange Commission for the year ended December 31, 2009, free of charge by requesting such form in writing from Jennifer M. Champagne, Chief Financial Officer, Cornerstone Bancorp, Post Office Box 428, Easley, South Carolina 29641. The Form 10-K is also available on the Securities and Exchange Commission's website at www.sec.gov.

               NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS

         IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDERS MEETING TO BE HELD ON TUESDAY JUNE 8, 2010

         The Company's 2009 Annual Report and 2010 Proxy Statement are available via the Internet at:
http://www.cornerstonenatlbank.com.

                                                                      APPENDIX A

                             Audit Committee Charter

                            CORNERSTONE NATIONAL BANK

Organization

There shall be a committee of the board of directors of Cornerstone National Bank to be known as the audit committee. The audit committee shall be composed of directors who are independent of the management of the corporation and are free of any relationship that, in the opinion of the board of directors, could interfere with their exercise of independent judgment as a committee member.

Statement of Policy

The audit committee shall provide assistance to the corporate directors in fulfilling their responsibility to the shareholders, potential shareholders, and investment community relating to corporate accounting, reporting practices of the corporation, and the quality and integrity of the financial reports of the corporation. In so doing, it is the responsibility of the audit committee to maintain free and open means of communication between the directors, the independent auditors, the internal auditors, and the financial management of the corporation.

Responsibilities

In carrying out its responsibilities, the audit committee believes its policies and procedures should remain flexible, in order to best react to changing conditions and to ensure to the directors and shareholders that the corporate accounting and reporting practices of the corporation are in accordance with all requirements and are of the highest quality.

In carrying out these responsibilities, the audit committee will:

     o Review and recommend to the directors the independent auditors l be selected to audit the financial statements of the corporation and its divisions and subsidiaries.

     o Coordinate with the independent auditors and financial management of the corporation to review the scope of the proposed audit for the current year and the audit procedures to be utilized, and at the conclusion thereof review such audit, including any comments or recommendations of the independent auditors.

     o Review with the independent auditors, the company's internal auditor, and financial and accounting personnel, the adequacy and effectiveness of the accounting and financial controls of the corporation, and elicit any recommendations for the improvement of such internal control procedures or particular areas where new or more detailed controls or procedures are desirable. Particular emphasis should be given to the adequacy of such internal controls to expose any payments, transactions, or procedures that might be deemed illegal or otherwise improper. Further, the committee periodically should review company policy statements to determine their adherence to the code of conduct.

     o Review the internal audit function of the corporation including the independence and authority of its reporting obligations, the proposed audit plans for the coming year, and the coordination of such plans with the independent auditors.

     o Receive prior to each meeting, a summary of findings from completed internal audits and a progress report on the proposed internal audit plan, with explanations for any deviations from the original plan.

     o Review the financial statements contained in the annual report to shareholders with management and the independent auditors to determine that the independent auditors are satisfied with the disclosure and content of the financial statements to be presented to the shareholders. Any changes in accounting principles should be reviewed.

     o Provide sufficient opportunity for the internal and independent auditors to meet with the members of the audit committee without members of management present. Among the items to be discussed in these meetings are the independent auditors' evaluation of the corporation's financial, accounting, and auditing personnel, and the cooperation that the independent auditors received during the course of the audit.

     o    Review   accounting  and  financial  human  resources  and  succession planning within the company.

     o Submit the minutes of all meetings of the audit committee to, or discuss the matters discussed at each committee meeting with, the board of directors.

     o Investigate any matter brought to its attention within the scope of its duties, with the power to retain outside counsel for this purpose if, in its judgment, that is appropriate.

Meetings

The audit committee shall meet four times annually, or more frequently as circumstances dictate.

                                      PROXY

                               CORNERSTONE BANCORP

               PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR ANNUAL MEETING OF SHAREHOLDERS - Tuesday, June 8, 2010

         George I. Wike, Jr. and Jennifer M. Champagne, or either of them, with full power of substitution, are hereby appointed as agent(s) of the undersigned to vote as proxies for the undersigned at the Annual Meeting of Shareholders to be held on Tuesday, June 8, 2010, and at any adjournment thereof, as follows:

1.   ELECTION OF    FOR all nominees listed      WITHHOLD AUTHORITY
     DIRECTORS      below (except any I have     to vote for all nominees listed
                    written below)  [ ]          below  [ ]

     Three-year  terms:  J.  Rodger  Anthony,  Walter L.  Brooks,  and Janice E.
                         Childress


INSTRUCTIONS:  TO WITHHOLD  AUTHORITY  TO VOTE FOR ANY  INDIVIDUAL(S)  WRITE THE
               NOMINEE'S(S') NAME(S) ON THE LINE BELOW.

2. And, in the discretion of said agents, upon such other business as may properly come before the meeting, and matters incidental to the conduct of the meeting. (Management at present knows of no other business to be brought before the meeting.)

THE PROXIES WILL BE VOTED AS INSTRUCTED. IF NO CHOICE IS INDICATED WITH RESPECT TO A MATTER WHERE A CHOICE IS PROVIDED, THIS PROXY WILL BE VOTED "FOR" SUCH MATTER.

Please sign exactly as name appears below. When signing as attorney, executor, administrator, trustee, or guardian, please give full title. If more than one trustee, all should sign. All joint owners must sign.


Dated: ____________,  2010       _______________________________________________


                                 _______________________________________________